AGREEMENT

                           BETWEEN

                AMERICAN HEREFORD ASSOCIATION

                             AND

                     RED OAK FARMS, INC.



                        March l4 1997












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                      TABLE OF CONTENTS



ARTICLE I1
     DEFINITIONS
     Section 1.1    Definitions
     Section 1.2    Other Definitional Provisions

ARTICLE 1A
EFFECTIVE DATE

ARTICLE II
     RESPONSIBILITIES OF RED OAK
     Section 2.1    Program Specifications
     Section 2.2    Cooperation with Association
     Section 2.3    Protection of Trade Secrets and Exclusive
                    Proprietary Information
     Section 2.4    Indemnification
     Section 2.5    Unauthorized Use of Trademark

ARTICLE III
     RESPONSIBILITIES OF ASSOCIATION
     Section 3.1    Granting Licenses
     Section 3.2    Development of CHB Market
     Section 3.3    Assistance with Licensed Users
     Section 3.4    Promotional Activities
     Section 3.5    Unauthorized Use of Trademark
     Section 3.6    Cooperation with Red Oak
     Section 3.7    Indemnification

ARTICLE IV
     ROYALTY FEES
     Section 4.1    Payment of Royalty Fee
     Section 4.2    Amount of Fee
     Section 4.3    Payment of Fees
     Section 4.4    Adjustment of the Fee
     Section 4.5    Maintenance of Records; Inspection

ARTICLE V
     LICENSE GRANTED
     Section 5.1    Exclusive License
     Section 5.2    Monitoring of Sublicensee Trademark Use
     Section 5.3    Ownership of Rights


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ARTICLE VI

     USE OF TRADEMARK
     Section 6.1    Trademark Use
     Section 6.2    Scope of License
     Section 6.3    Notices
     Section 6.4    Copyright
     Section 6.5    Acknowledgment of Ownership
     Section 6.6    Monitoring of Trademark Use

ARTICLE VII
     COVENANTS OF RED OAK
     Section 7.1    Use of Program Information
     Section 7.2    Sales of Surplus CHB
     Section 7.3    Compliance by Affiliates

ARTICLE VIII
     QUALITY CONTROL
     Section 8.1    Processing
     Section 8.2    Review
     Section 8.3    Promotional Materials

ARTICLE IX
     REPRESENTATIONS AND WARRANTIES
     Section 9.1 Representations and Warranties of Red Oak
     Section 9.2 Representations and Warranties of Association

ARTICLE X
     DEVELOPMENTS
     Section 1O.1 Changes to USDA Specifications
     Section 10.2 Right to Develop

ARTICLE XI
     INFRINGEMENT
     Section 11.1  Notice of Infringement
     Section 11.2  Infringement Claim Against Red Oak

ARTICLE XII
     GOVERNMENTAL APPROVALS
     Section 12.1  Obtaining Government Certifications
     Section 12.2  Filing Governmental Reports
     Section 12.3  Payment of Compliance Expenses


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ARTICLE XIII
     TERMINATION OF EXCLUSIVE LICENSE
     Section 13.1  Performance Standards
     Section 13.2  Renegotiation of Performance Standards
     Section 13.3  Termination of Exclusive License
     Section 13.4  Termination by Red Oak
     Section 13.5  Termination of the Non-Exclusive License
     Section 13.6  Agreement and Non-Exclusive License
     Section 13.7  Sublicenses

ARTICLE XIV
     DURATION AND TERMINATION

     Section 14.1 Duration
     Section 14.2 Renewal of Agreement
     Section 14.3 Termination
     Section 14.4 Consequences of Termination

ARTICLE XV
     NONCOMPETITION
     Section 15.1 Noncompetition Agreement
     Section 15.2 Judicial Determination

ARTICLE XVI
     MISCELLANEOUS
     Section 16.1  Injunctive Relief
     Section 16.2  Entire Agreement
     Section 16.3  Assignment
     Section 16.4  Waiver
     Section 16.5  Independent Contractor
     Section 16.6  Headings
     Section 16.7  Severability
     Section 16.8  Governing Law
     Section 16.9  Counterparts
     Section 16.10 Notices
     Section 16.11 Force Majeure


EXHIBIT I - Certified Hereford Beef Trademark
EXHIBIT 2 - Guaranty
EXHIBIT 3 - Guaranty


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                          AGREEMENT

      THIS AGREEMENT is entered into as of March 14, 1997, between American Hereford Association and Red Oak Farms,
Inc.

                          RECITALS

       A. Association is the owner of United States Trademark Reg. No. 1,971,889, Registered April 30,1996 for the mark CERTIFIED HEREFORD BEEF plus Design, and desires to protect and control the quality of the CERTIFIED HEREFORD BEEF program and the use of such trademark.

      B. Association currently licenses, and intends to continue to license, retailers, food service outlets, or other similar persons or entities to advertise, promote, and sell certified Hereford beef under the aforementioned trademark.

      C.   Red Oak intends to be engaged in the procurement,
feeding,  processing,  and  distribution  of  beef,   as   a
successor to the business previously conducted by Mid-Ag, L.C.

      D.    Red  Oak  desires to enter into  agreement  with
Association to arrange to provide certified Hereford beef as
contemplated   in  Association's  certified  Hereford   beef
program.

      In consideration of the foregoing and the mutual covenants and promises contained herein, the parties hereto agree as follows:


                          ARTICLE I
                         DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement the following terms shall have the following meanings:

      "Affiliate" shall mesa any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Red Oak.

      "Agreement" shall mean this Agreement, as renewed or modified from time to time.

     "Association" shall mean American Hereford Association, an Arizona corporation, with its principal place of business at 1501 Wyandotte, Kansas City, Missouri 64108.

      "CHB" shall mean beef in whatever form processed  from
Hereford  or Hereford-cross cattle that is certified  to  be
"Certified  Hereford  Beef"  pursuant  to  the   rules   and
regulations of the USDA.

      "Effective Date" shall mean the date determined in accordance with Article IA hereof.

      "Exclusive License" shall have the meaning given to such term in Section 5.1 hereof.

      "Fee"  shall  have the meaning given to such  term  in
Section 4.1 hereof.

      "Licensed User" shall mean any retailer, food service outlet, or other similar retail level person or entity (or wholesaler designated by Red Oak) that has agreed to participate in the Program and has been granted a license to use the Trademark by Association in selling CHB pursuant to
Section 3.1 hereof.

     "Non-Exclusive License" shall have the meaning given to such term in Section 13.3 hereof.

      "Program" shall mean Association's Certified  Hereford
Beef Program.

       "Program   Information"  shall  mean  all  non-public
information related to the Program, the Trademark, and any and all other information pertaining to the Program or to CHB.

      "Red Oak" shall mean Red Oak Farms, Inc., an Iowa corporation wholly owned by Red Oak Hereford Farms, Inc. (a Nevada publicly traded corporation), with its principal place of business at 2010 Commerce Drive, Red Oak, Iowa 51566.

     "Surplus CHB" shall mean the amount of CHB processed by Red Oak that exceeds the amount of CHB sold to Licensed
Users.

      "Territory" shall mean (i) the United States of America; (ii) North America (including the United States of
America, Canada and the United Mexican States); and (iii) the remainder of the world.

     "Trademark" shall mean the trademark CERTIFIED HEREFORD
BEEF,  a  form  of which is registered in the United  States
Patent and Trademark Office, Reg. No. 1,971,889, attached as Exhibit 1 hereto.

      "USDA" shall mean the United States Department of Agriculture.

     "USDA Specifications" shall mean the specifications and guidelines approved and used by the USDA in approving beef as CHB.

     Section 1.2  Other Definitional Provisions.

      (a) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are to this Agreement unless otherwise specified.

      (b) Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.


                         ARTICLE IA
                       EFFECTIVE DATE

      The date upon which the provisions of this Agreement shall become effective (the "Effective Date") shall be the date upon which (i) the reorganization of Mid-Ag into Red Oak, as contemplated in that certain letter agreement, dated March 4, 1997, between Wild Wings, Inc. and Mid-Ag and (ii) the transfer of all assets of Mid-Ag to, and the assumption of all liabilities of Mid-Ag by, Red Oak are completed.


                         ARTICLE II
                 RESPONSIBILITIES OF RED OAK

      Section 2.1  Program Specifications. Red Oak agrees to
use  its  best  efforts  to  meet  the  demand  for  CHB  of
Licensed  Users.   In this regard, Red Oak  agrees  that  it
shall, without cost or liability to association:

     (a)    Use   its  best  efforts  to  arrange  for   the
     procurement and processing of cattle that meet Program specifications;

     (b) Use its best efforts to identify, evaluate, and enter into processing contracts with beef packers and processors;

     (c) Affix, or cause or ensure the affixation of, the Trademark as shown in Reg. No. 1,971,889 to all CHB processed to Program specifications for Red Oak;

     (d)   Use  its best efforts to distribute,  market  and
     sell (or cause to be distributed, marketed and sold) CHB to Licensed Users in accordance with Program specifications. Red Oak shall maintain complete and accurate records of the amount of CHB sold and distributed to Licensed Users, including the identity of all such Licensed Users, and shall make such records available for Association's inspection from time to time at the request of Association;

     (e)    Use   its  best  efforts  to  arrange  for   the
     procurement, processing, distribution, and sale on a timely basis of the quantity of CHB required by Licensed Users; and

     (f)  Use its best efforts to be ready to provide CHB to
     Licensed Users no later than March    , 1997.

      Section 2.2 Cooperation with Association. In carrying out its responsibilities, Red Oak shall cooperate fully with Association in all phases of its production, distribution, and sale of CHB.

      Section 2.3 Protection of Trade Secrets and Exclusive Proprietary Information. Red Oak recognizes that the Trademark, Program, Program Information, Program specifications, and any and all information, material, and documents related thereto constitute trade secrets and exclusive proprietary information of Association. Except as necessary to fulfill its obligations hereunder, Red Oak shall not without the express written consent of Association directly or indirectly disclose to any other person whatsoever such trade secrets and exclusive proprietary information of Association.

      Section 2.4 Indemnification. Red Oak hereby agrees to indemnify and hold harmless Association, its officers, directors, employees, successors, and assigns against any and all losses, damages, liabilities, or expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any one of them, may sustain or incur as a result or arising out of any acts or omissions of Red Oak including but not limited to: (1) breach of any provision of this Agreement; (2) negligence or other tortious conduct; (3) actions taken in fulfillment of Red Oak's responsibilities under Article II hereof, (4) representations, statements or acts not specifically authorized by Association herein or otherwise in writing; (5) actions beyond the scope of the license granted hereunder; (6) violation by Red Oak, or actions causing Association to be in violation of, any applicable law, regulation, or order in the Territory; and
(7) any claim in respect of CHB sold by Red Oak.

      Section 2.5 Unauthorized Use of Trademark. Red Oak agrees to notify Association of any unauthorized use of the Trademark or Program Information that comes to its attention and acknowledges that Association has the sole right and power to take action to terminate such unauthorized use and to prevent other unauthorized uses.


                         ARTICLE III
               RESPONSIBILITIES OF ASSOCIATION

     Section 3.1 Granting Licenses. Association agrees that once a retailer, food service outlet, or other similar person or entity desires to be granted a license for the
Trademark, and the granting of a license to such proposed license holder is consistent with Association's Program, Association will (i) make contact with the proposed license holder to determine suitability for participation in the Program; (ii) advise Red Oak of the identity of any proposed license holder which Association has identified for participation in the Program; (iii) provide Red Oak the opportunity to enter into a sales arrangement for CHB with the proposed license holder (including a review of the proposed license holder's creditworthiness); and (iv) grant a license to use the Trademark to such proposed license holder at the same time the proposed license holder agrees to purchase CHB from Red Oak, it being understood that Association retains sole discretion over the granting of a license to use the Trademark to any person.

      Section  3.2  Development of CHB Market.   Association
shall continue to identify and develop the market for CHB in accordance with the guidelines of the Program.

       Section   3.3    Assistance  with   Licensed   Users.
Association  shall  assist  Red  Oak  in  coordinating   CHB
delivery  schedules  and CHB supply  demands  with  Licensed
Users.

     Section 3.4 Promotional Activities. Association shall provide information and material on CHB and the Program as Association deems necessary to assist Red Oak. Association undertakes to review its promotional materials and information and its assistance to Red Oak as the market for CHB grows.

       Section   3.5    Unauthorized   Use   of   Trademark.
Association shall monitor the use of the Trademark and act to prevent any unauthorized use of the Trademark or Program
Information.

     Section 3.6 Cooperation with Red Oak. Association may in its sole discretion make Association staff and employees available to Red Oak to identify cattle for procurement, to assist in the procurement of identified cattle, and to distribute CHB to Licensed Users.

       Section 3.7 Indemnification. Association hereby agrees to indemnify and hold harmless Red Oak, its members, directors, employees, successors and assigns against any and all losses, damages, liabilities or expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any one of them, may sustain or incur as a result of (1) a breach of any provision of this Agreement by Association, (2) any claim by a third party with regard to any action or inaction of Association under Section 3.1 hereof, and (3) any representation and warranty made by Association herein proving to have been inaccurate, false, or misleading.


                         ARTICLE IV
                        ROYALTY FEES

     Section 4.1 Payment of Royalty Fee. Red Oak shall pay to Association a per-head royalty fee (the "Fee") on the number of cattle processed as CHB pursuant to this Agreement. The Fee shall accrue to Association on the date the processed beef is certified as CHB pursuant to USDA specifications.

     Section 4.2 Amount of Fee. The Fee shall be $5.00 per head for each head of cattle processed as CHB during calendar year 1997, shall be $6.00 per head for the first 100,000 head of cattle processed as CHB and $5.00 per head for each additional head of cattle processed as CHB during calendar year 1998 (subject to adjustment as provided in
Section 4.4 hereof), and shall be negotiated for each subsequent calendar year as provided in Section 4.4. hereof, provided, however, if the number of head of cattle actually processed as CHB during calendar years 1997, 1998 and 1999 do not produce Fees payable by Red Oak to Association of at least $500,000, $725,000 and $850,000 for 1997, 1998 and
1999, respectively, then the amount of Fees that Red Oak shall nonetheless be required to pay to Association for such years shall be (i) $500,000 for calendar year 1997, (ii) $725,000 for calendar year 1998, and (iii) $850,000 for calendar year 1999. The amount of Fees paid by Red Oak to Association for calendar year 1997 shall be deemed to include Fees paid by Mid-Ag, L.C. to Association for calendar year 1997.

      Section 4.3 Payment of Fees. Red Oak shall pay Association the Fees due under this Article IV on a monthly basis. Red Oak shall pay the Fees accrued for the previous month no later than the 15th day of the next succeeding month; provided, however, that: (i) for calendar year 1997, Red Oak shall pay to Association Fees of at least $500,000 by December 31, 1997, of which at least $300,000 shall be paid by August 31, 1997; (ii) for calendar year 1998, Red

Oak shall pay to Association Fees of at least $725,000 by December 31, 1998, of which at least $425,000 shall be paid by August 31, 1998; and (iii) for calendar year 1999, Red Oak shall pay to Association Fees of at least $850,000 by December 31, 1999, of which at least $450,000 shall be paid by August 31, 1999. Fees due but not paid shall bear interest at an annual rate of five percent (5%) over the prime interest rate quoted by Association's bank on the date such Fees become due and computed from the date such Fees become due until the date of payment.

     Section 4.4   Adjustment of the Fee.

      (a) Association and Red Oak shall renegotiate the Fee on an annual basis with a view to making any adjustments thereto that may be deemed necessary by the parties. The first renegotiation shall take place during calendar year 1997 to take effect in calendar year 1998. Renegotiation of the Fee shall commence on or before November 1 and shall be concluded on or before December 15 of each year in which the parties renegotiate the Fee.

      (b) The parties agree that the Fee applicable to calendar year 1998 will not be increased or decreased more than ten percent (1O%) from the Fee set forth for such year in Section 4.2 hereof and the Fee applicable to each calendar year thereafter will not be increased or decreased more than ten percent (10%) from the Fee in effect for the calendar year in which the Fee renegotiations are taking place. However, if the parties cannot agree to a renegotiated fee for the following calendar year by December 15 of any calendar year, (1) if the calendar year next succeeding the calendar year in which the Fee renegotiations are taking place is an even-numbered year, then the Fee shall be increased from the Fee set forth in Section 4.2 hereof for calendar year 1998, if the Fee renegotiations are taking place in 1997, or from the Fee in effect for the calendar year in which the Fee renegotiations are taking place, if such renegotiations are taking place in any year subsequent to 1997, by the greater of (a) five percent (5%) or (b) the annual rate of inflation for the full calendar year in which the Fee schedule renegotiations are taking place as reported by the United States Federal Reserve Bank in Kansas City on December 31 of such year, or (2) if the calendar year next succeeding the calendar year in which the Fee renegotiations are taking place is an odd-numbered year, then the Fee shall remain the same as the Fee in effect for the calendar year in which the Fee renegotiations are taking place.

      Section 4.5 Maintenance of Records; Inspection. Red Oak shall maintain complete and accurate records of the number of head of cattle processed as CHB under this Agreement and shall make such records available for Association's inspection at Association's request.


                          ARTICLE V
                       LICENSE GRANTED

     Section 5.1  Exclusive License.

      (a) Subject to the terms and conditions of this Agreement, Association hereby grants Red Oak the exclusive license and right to process, distribute, and sell CHB under the Trademark in the Territory (the "Exclusive License"), and to use Program Information in connection therewith, which Exclusive License may not be assigned or transferred to others in whole or in part, except as provided herein; however, such Exclusive License does not extend to the sale of CHB on a retail basis.

      (b)   Subject  to  the terms and  conditions  of  this

Agreement, Association hereby grants Red Oak the exclusive right to use and affix the Trademark on all CHB processed, distributed, and sold by or on behalf of or as arranged by Red Oak in the Territory and upon all descriptive, contractual, billing and other material referring thereto, unless such use or affixation is prohibited by Association. This right to use and affix the Trademark may not be assigned or transferred to others in whole or in part, except as provided herein, and exists only so long as CHB is procured, processed, distributed, and sold in accordance with the Program.

     (c) Red Oak may sublicense to third parties the rights granted under the Exclusive License if necessary to fulfill Red Oak's obligations hereunder; provided, however, that Association gives prior approval to any such sublicensing arrangement, which approval shall not be unreasonably withheld. Any sublicense agreement shall allow Association the right to review the use of the Trademark by the sublicensee to determine whether the Trademark is being used by the sublicensee in conformity with this Agreement and the Program and shall bind the sublicensee to the terms and conditions of this Agreement (as applicable).

      Section 5.2 Monitoring of Sublicensee Trademark Use. Red Oak recognizes Association's right to maintain control of the nature and quality of the goods and services provided under the Trademark and the manner and use of the Trademark. Red Oak shall review from time-to-time any sublicensee's use of the Trademark to determine whether the Trademark is being used in conformity with this Agreement and the Program. Red Oak shall notify Association and such sublicensee of any discrepancies in the use of the Trademark, and Red Oak shall promptly act to correct any discrepancies to Association's satisfaction.

       Section  5.3   Ownership  of  Rights.  Neither   this
Agreement nor any operation hereunder or interpretation hereof shall, at any time, be construed to transfer to, or confer upon, Red Oak ownership of the Program Information, the Program, or the Trademark, or to transfer to Red Oak the right to register any of the same in its name as owner thereof.


                         ARTICLE VI
                      USE OF TRADEMARK

      Section 6.1 Trademark Use. Other than the use of its own name, Red Oak shall not use any other names or marks other than the Trademark on CHB processed, distributed and/or sold by or on behalf of Red Oak.

      Section 6.2 Scope of License. Except as provided herein, Red Oak agrees not to use, during the term of the Agreement or at any time thereafter, any of the Trademark, any other trademark, service mark or trade or business name of Association, or any trademarks, service marks, names or designations deceptively or confusingly similar to the foregoing, as a trade or business name or part thereof, of Red Oak.

      Section 6.3 Notices. Red Oak agrees to include in its labeling of all CHB processed or sold by it or on its behalf under this Agreement appropriate trademark and trade name notices respecting the Trademark. Such notices must be in a form approved in advance by Association. Such notice must also include a legend indicating that the CHB is processed and sold under license.

     Section 6.4 Copyright. Red Oak recognizes that any and all written material or software relating to the Program and the Program Information are protected, or are protectable, by copyright in the name of Association. Red Oak agrees not to take any action that would violate or cause the violation of any Association copyright relating to CHB or jeopardize the ability of Association to protect the Program and Program Information by copyright in the United States of America or any foreign country.

      Section 6.5 Acknowledgment of Ownership. Red Oak acknowledges the proprietary rights of Association in the Trademark and the Program Information and admits the validity of the Trademark and further agrees that it will not contest, directly or indirectly, such proprietary rights or the validity of the Trademark, nor aid others in doing so.

      Section 6.6 Monitoring of Trademark Use. Red Oak recognizes Association's right to maintain control of the nature and quality of the goods and services provided under the Trademark and the manner and use of the Trademark. Association shall have the right from time to time to review Red Oak's procurement, processing, and distribution techniques and those of its sublicensees, solely to determine whether the Trademark is being used in conformity with this Agreement and the Program. Association shall advise Red Oak of any discrepancies in its or any sublicensee's use of the Trademark; and Red Oak shall, upon receipt of such advice, promptly correct, or cause a sublicensee to correct, any discrepancies to Association's satisfaction.


                         ARTICLE VII
                    COVENANTS OF RED OAK

     Section 7.1 Use of Program Information. Red Oak agrees that it will not directly or indirectly use the Program Information furnished to it hereunder for its own use or in the processing or sale of any products used or sold by Red Oak, except in connection with the processing or sale of CHB in accordance with this Agreement.

      Section 7.2 Sales of Surplus CHB. Red Oak may sell Surplus CHB to any person or entity as long as Red Oak maintains complete and accurate records of the amount of Surplus CHB sold and to whom such Surplus CHB was sold and makes such records available for Association's inspection at Association's request.

      Section 7.3 Compliance by Affiliates. Red Oak shall ensure that any and all of its agents, representatives, employees, and Affiliates that become involved in any way in the fulfillment of Red Oak's obligations hereunder abide by and comply with the undertakings and covenants of Red Oak made herein.


                        ARTICLE VIII
                       QUALITY CONTROL

      Section 8.1 Processing. Red Oak shall process or have processed on its behalf CHB at packing or processing plants that meet Program specifications and have been approved by Association for CHB processing. Association agrees to pre-approve packing or processing plants at the request of Red Oak if such plants satisfy Program specifications. Red Oak shall process or have processed on its behalf CHB in strict conformity with the Program specifications. Association's right to establish the standards and specifications for CHB production shall include the right to designate, approve, or disapprove the quality of any and all processes, material, and techniques used for the production of CHB. Association may withdraw its approval of a packing or processing plant only with the consent of Red Oak; provided, however, that in the event of a material deviation from the Program specifications not approved by Association by any packing or processing plant, Red Oak shall have thirty (30) days to correct, or cause the correction of, such deviation; and if not so corrected, Association may terminate such packing or processing plant's participation in the Program without Red Oak's prior written approval, with such termination to be effective not earlier than ninety (90) days after the end of the thirty (30) day period for correcting.

      Section 8.2 Review. Association shall have the right from time to time to review Red Oaks procurement, processing, and distribution techniques and those of its suppliers and sublicensees, and, where practical, to receive samples of CHB produced by Red Oak hereunder, so as to determine whether such CHB is being produced in conformity with the Program specifications. Association shall advise Red Oak in writing of any discrepancies in quality or adherence to the Program specifications. Red Oak shall, upon receipt of such advice, promptly correct, or cause the correction of, any discrepancies to Association's reasonable satisfaction.

      Section 8.3 Promotional Materials. All packaging and other material on which the Trademark appears shall be in accordance with the Program specifications. At the request of Association, Red Oak shall submit samples of such materials to Association for approval. Red Oak agrees to terminate immediately any such use of the Trademark that Association reasonably believes not to be in accord with Program specifications or to be materially inconsistent with preserving and protecting the Trademark.


                         ARTICLE IX
               REPRESENTATIONS AND WARRANTIES

      Section 9.1 Representations and Warranties of Red Oak. Red Oak hereby makes the following representations and warranties, upon each of which Red Oak acknowledges and agrees that Association is entitled to rely and has relied:

      (a) Red Oak is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa and has the power and right to enter into this Agreement and to perform its obligations hereunder.

     (b) Red Oak's principals have been extensively engaged in the business of procuring, raising, feeding, and bringing to market cattle and the distribution of beef, and Red Oak has no reason to believe that it will not be able to meet the demands for CHB by Licensed Users.

     (c) This Agreement has been duly authorized, executed, and delivered by Red Oak and constitutes a legal, valid, and binding obligation of Red Oak enforceable against Red Oak in accordance with its terms.

      (d)   Neither  the  execution  and  delivery  of  this
Agreement nor the consummation of the transactions contemplated hereby violates the laws of the State of Iowa or of the United States or any court or governmental agency order binding on Red Oak or requires the consent or approval of, or the giving of notice by any person to or the taking of any other action in respect of any governmental agency or authority or any person not a party to this Agreement.

      (e) Red Oak will be duly qualified to transact business as a foreign corporation and in good standing in each other jurisdiction in which Red Oak is required to be registered to fulfill its responsibilities under this
Agreement   prior   to   transacting   business   in    such
jurisdiction.

      (f) Neither Red Oak nor any of its Affiliates are parties to litigation that could have a material adverse effect on the ability of Red Oak to fulfill its responsibilities hereunder if such litigation is decided against Red Oak or such Affiliate.

      (g) The Agreement, dated February 19, 1997, with respect to the slaughter of Red Oak cattle, a copy of which has been provided to Association, has been entered into by Red Oak Hereford Farms, Inc. and Beef America and is in full force and effect.

       Section 9.2 Representations and Warranties of Association. Association hereby makes the following representations and warranties, upon each of which Association acknowledges and agrees that Red Oak is entitled to rely and has relied:

      (a) Association is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has the power and the right to enter into this Agreement and to perform its obligations hereunder.

      (b)  Agreement has been duly authorized, executed, and
delivered by Association and constitutes a legal, valid, and
binding   obligation  of  Association  enforceable   against
Association in accordance with its terms.

      (c) Association is the owner of the Trademark, which is registered with the United States Patent and Trademark Office as Reg. No. 1,971,589. To its knowledge, Association is not and will not be subject to any claims that the Trademark infringes or violates the trademark or other proprietary rights of any other person in the United States of America.


                          ARTICLE X
                        DEVELOPMENTS

         Section 10.1 Changes to USDA Specifications. Association shall consult with Red Oak, and keep Red Oak regularly and fully informed, about changes in or additions to the Program, Program Information, and the Trademark, and any other developments relating to CHB. No change or addition to the USDA Specifications or to the Program that materially adversely affects the Exclusive License granted to Red Oak hereunder and the use of the Trademark or Red Oak's right under the Exclusive License pursuant to this Agreement shall be implemented by Association without the prior written approval of Red Oak.

      Section  10.2  Right to Develop.  Except  as  provided
herein,  nothing in this Agreement shall limit  in  any  way
Association's right in its sole discretion to develop, change, or add to the Program, Program Information, and the Trademark. Red Oak may suggest changes to the Program, Program Information, or the Trademark, but Association retains sole power to change the same.

                         ARTICLE XI
                        INFRINGEMENT

      Section 11.1 Notice of Infringement. Each party hereto shall give notice to the other of any infringement or threatened infringement of the Trademark which at any time comes to its knowledge. Association has the sole power and right to institute legal proceedings against the purported infringer. If Association institutes such proceedings, it shall be responsible for the payment of all costs and expenses thereof, including attorneys' fees, and any money judgment recovered from such action shall become the exclusive property of Association. Association and Red Oak agree to cooperate in the prosecution of any such action.

      Section 11.2 Infringement Claim Against Red Oak. In the event Red Oak is charged with infringement of any trademark or other intellectual property right owned by a third party as a result of the use of the Trademark, Red Oak shall promptly advise Association of such charge, and Association shall make such investigation as Association deems appropriate and advise Red Oak of Association's conclusions regarding the merits of such charge. Association may take such action as Association in its sole discretion deems appropriate to abate any such charge of infringement. Except as aforesaid, Association shall have no responsibility to protect, indemnify, or hold Red Oak harmless against charges of infringement, and Red Oak shall bear Red Oaks own expense in any resulting litigation. Association may, however, at its option and at its own expense join in any such suit and assume fall responsibility and control thereof.

                         ARTICLE XII
                   GOVERNMENTAL APPROVALS

      Section 12.1 Obtaining Government Certifications. It shall be the responsibility of Red Oak to obtain at its sole cost and expense any governmental approval or other certification that may be necessary or appropriate for it to perform its obligations hereunder, including without limitation approvals of this Agreement and any approvals with respect to CHB processed hereunder from the USDA.

      Section 12.2 Filing Governmental Reports. Red Oak shall produce and file at its sole cost and expense all reports required by any governmental agencies that may be necessary or appropriate for it to perform its obligations hereunder.

       Section 12.3 Payment of Compliance Expenses. Association and Red Oak acknowledge that under procedures established with the USDA, Red Oaks predecessor in the business proposed to be conducted by Red Oak obtained certification through monitoring and auditing processes administered by Association. Pursuant to this Agreement, if the costs of such monitoring and auditing increase after the date of this Agreement, then Red Oak shall pay the additional amount of such costs, within 30 days of the date of invoice therefor, as long as such procedures are in place.

                        ARTICLE XIII
              TERMINATION OF EXCLUSIVE LICENSE

      Section  13.1  Performance Standards.  During calendar
year 2000, Red Oak shall be required to arrange for processing as CHB at least 165,000 head of cattle.

     Section 13.2 Renegotiation of Performance Standards.

      (a)   If this Agreement is renewed pursuant to Section
14.2 hereof, then the parties shall negotiate in good faith during the first six months of the year 2000 and each calendar year thereafter to establish performance standards for the next calendar year. Subject to Section 13.2(b) hereof, in such negotiation of new performance standards for calendar year 2001 and beyond, (1) Association may require that the new performance standards represent an amount not less than the greater of (a) the number of head of cattle actually processed as CHB in the calendar year immediately preceding the calendar year in which the negotiations are taking place, and (b) the number of head of cattle actually processed as CHB in the full calendar year in which the negotiations are taking place, or (2) notwithstanding any other provision of this Section 13.2, Red Oak may require that the new performance standards represent an amount not more dm one hundred ten percent (110%) of the number of head of cattle required under this Agreement in the calendar year in which the negotiations are taking place.

      (b) Notwithstanding Section 13.2(a) hereof, in the event the number of head of cattle actually processed as CHB by Red Oak in any calendar year equals 500,000 or more, performance standards shall be negotiated according to the provisions of this Section 13.2(b). In the calendar year following the calendar year in which Red Oak actually processed 500,000 or more head of cattle as CHB pursuant to this Agreement, the parties shall negotiate in good faith during the first six months of such calendar year to establish performance standards for the immediately succeeding calendar year. In such negotiations of a new performance standard, (1) Association may require that the new performance standard shall represent an amount not less than the average of (i) the number of head of cattle actually processed as CHB in the calendar year immediately preceding the calendar year in which the negotiations are taking place, and (ii) the number of head of cattle actually processed as CHB in the calendar year immediately preceding the calendar year referred to in clause (a) of this sentence, or (2) notwithstanding any other provision of this
Section 13.2, Red Oak may require that the new performance standard represents an amount not more than one hundred ten percent (110%) of the number of head of cattle required to be processed by Red Oak in the calendar year in which the negotiations are taking place pursuant to Section 13.2(a) hereof. If the average number of head of cattle referred to in clause (1) of the preceding sentence equals less than 500,000, then Section 13.2(a) shall apply in renegotiating the performance standard for the calendar year next succeeding the calendar year in which such average was considered in negotiating the performance standard.

      (c) The Exclusive License shall terminate at the end of the calendar year during which the parties fail to agree on performance standards for the next succeeding calendar year and the provisions of Section 13.3(b) shall apply.

     Section 13.3  Termination of Exclusive License.

      (a) If Red Oak does not meet the performance standard established pursuant to Section 13.1 or 13.2 hereof for a specific calendar year, then Association may at its sole discretion terminate Red Oak's Exclusive License granted under this Agreement and grant Red Oak a non-exclusive license and right to process, distribute, and sell CHB under the Trademark in the Territory, and to use Program Information in connection therewith (the "Non-Exclusive License"). Any termination of the Exclusive License and the granting of the Non-Exclusive License pursuant to this
Section 13.3(a) shall be effective on June 30 of the calendar year immediately following the calendar year in which Red Oak did not meet the required performance standard.

      (b) In the event the Exclusive License is terminated pursuant to Section 13.2 hereof, Association shall grant a Non-Exclusive License to Red Oak.

      (c) If Association terminates the Exclusive License and grants the Non-Exclusive License pursuant to this Section 13.3, then Red Oak shall continue to supply CHB to Licensed Users that Red Oak was supplying with CHB at the time of such termination for the remaining term of this Agreement on terms no less favorable to the Licensed Users than those that were in effect at any time during the year as to which the termination relates. Under the Non-Exclusive License, Red Oak shall not supply CHB to any Licensed User that Red
Oak   was  not  supplying  with  CHB  at  the  time  of  the
termination of the Exclusive License.

      Section 13.4 Termination by Red Oak. If Red Oak does not meet the performance standard established pursuant to
Section 13.1 or 13.2 hereof for any calendar year, then Red Oak may notify Association that it wishes to terminate the Agreement at the end of the then existing term. Such notice must be given to Association prior to December 15 of any calendar year. Upon receipt of such notice by Association, the Exclusive License granted 'pursuant to Article V hereof shall be deemed terminated and the Non-Exclusive License shall be granted to Red Oak. Red Oak's rights and responsibilities under such Non-Exclusive License shall be the same as described in Section 13.3 hereof.

     Section 13.5 Termination of the Non-Exclusive License. In the event a Non-Exclusive License is granted by Association pursuant to Section 13.3 or 13.4 hereof, this Agreement shall not automatically renew as provided in
Section 14.2 hereof but shall terminate as provided in  this
Section 13.5. This Agreement and any Non-Exclusive License shall terminate upon the earlier to occur of: (1) the expiration of the then existing term of the Agreement, and
(2)  any  termination of this Agreement pursuant to  Section
14.3 hereof.

      Section 13.6 Agreement and Non-Exclusive License. In the event that Association grants a Non-Exclusive License to Red Oak pursuant to this Article XIII, the provisions of this Agreement (to the extent applicable) shall remain in full force and effect with respect to Red Oak's obligations under such Non-Exclusive License, including, but not limited to, Red Oaks obligation to pay Fees to Association.

      Section 13.7 Sublicenses. In the event that Red Oaks Exclusive License becomes a Non-Exclusive License pursuant to this Article XIII, all sublicenses granted by Red Oak pursuant to Section 5.1(c) hereof shall be subject to the terms and conditions upon which Association granted such Non-Exclusive License. All sublicenses shall terminate at the same time the Non-Exclusive License terminates hereunder.

                         ARTICLE XIV
                  DURATION AND TERMINATION

      Section 14.1 Duration. Unless terminated earlier as provided hereinafter, this Agreement shall be effective on the Effective Date and remain in force through and including
December 31, 2000.

      Section 14.2 Renewal of Agreement. This Agreement shall automatically renew for a three year period beginning January 1 of each calendar year, commencing on January 1, 2000, unless the Exclusive License has been terminated and a Non-Exclusive License granted pursuant to Article XIII hereof or unless the Agreement is terminated pursuant to
Section 14.3 hereof.

Section 14.3 Termination.  This Agreement may be terminated:

      (a) immediately by mutual consent of the parties at any time;

      (b) subject to Section 16.3 hereof, immediately by Association upon written notice to Red Oak in the event of the sale of all or substantially all of Red Oaks properties and business to a third party, the merger of Red Oak with another person or entity, a change in control of either Red Oak or Red Oak Hereford Farms, Inc., or dissolution of Red Oak.

      (c) immediately by Association upon written notice to Red Oak in the event that one or both of the following contingencies have not occurred within 120 days after the date of this Agreement:

           (i) Red Oak shall hire a new chief executive officer who is given authority to manage Red Oak; and

          (ii) Red Oak Hereford Farms, Inc. shall enter into a binding contract to acquire 100 percent of the outstanding capital stock of Midland Cattle Company;

      (d) immediately upon written notice to Red Oak in the event that Red Oak Hereford Farms, Inc. does not acquire 100 percent of the outstanding capital stock of Midland Cattle
Company by June 30, 1998;

      (e) immediately by Association upon written notice to Red Oak in the event that the Board of Directors of Red Oak does not include two directors who each have at least five years' experience in the production of Hereford cattle.

      (f) immediately by Association upon written notice to Red Oak in the event Red Oak fails to pay when due any Fees and fails to cure such non-payment within thirty (30) days from the date of such notice;

      (g) immediately by Association upon written notice to Red Oak in the event that Red Oak Hereford Farms, Inc. does not execute and deliver to Association Guaranties in the forms attached hereto as Exhibits 2 and 3 on or before the earlier to occur of: (i) the date which is three (3) days after Red Oak becomes a wholly-owned subsidiary of Red Oak Hereford Farms, Inc. or (ii) seven (7) days after the date of this Agreement; and

     (h) immediately by either party upon written notice to the other party in the event that such other party shall be in default in the performance of its material obligations hereunder and such default is not remedied within sixty (60) days after notice thereof by the nondefaulting party; provided, however, that if the defaulting party is working in good faith and with its best efforts to cure such default but that such default cannot be cured despite such efforts within the said sixty (60) day period, the defaulting party shall have a final period of an additional forty-five (45) days to cure the default.

     Section 14.4 Consequences of Termination.

      (a) No termination of this Agreement pursuant to any cause whatsoever shall release Red Oak from liability to
Association with respect to any payment of Fees already accrued, any liabilities arising out of the provisions for indemnification, or the maintenance of Program Information on a confidential and secret basis pursuant to this Agreement, nor shall such termination affect any of the provisions of Sections 3.7, 6.2, 6.4, 6.5, 7.3, 11.2, 14.4,
15.1, 15.2 or 16.1 hereof.

      (b) Upon termination of this Agreement, pursuant to any cause whatsoever (other than a termination pursuant to paragraph (a) or (c) of Section 14.3 hereof), during calendar year 1997, 1998 or 1999, all Fees required to be paid to Association by Red Oak for the calendar year in which such termination occurs pursuant to Section 4.2 of this Agreement and not theretofore paid shall become immediately due and payable to Association.

      (c)   Upon termination of this Agreement, pursuant  to
any cause whatsoever, Red Oak shall immediately pay to Association all Fees due and shall deliver to Association at its principal offices all documents and materials pertaining to the Trademark, Program, Program Information, and any other information pertaining to CHB supplied by Association to Red Oak pursuant to this Agreement, all of which shall thereafter remain the sole and exclusive property of Association.

      (d) Upon any termination of this Agreement, pursuant to any cause whatsoever, all licenses, sublicenses, authorities, rights and privileges granted hereunder shall terminate and Red Oak and any sublicensee of Red Oak shall cease to use the Trademark, Program, Program Information, and any other information pertaining to CHB supplied by Association to Red Oak pursuant to this Agreement.


                         ARTICLE XV
                       NONCOMPETITION

     Section 15.1 Noncompetition Agreement. During the term of this Agreement and for a period of 18 months after the date this Agreement terminates or is terminated as provided in Section 13.5 or Article XIV hereof, Red Oak agrees that it will not, directly or indirectly:

      (a) create or assist in the creation of any program, plan, or project pertaining to Hereford beef designed to compete with Association's Program;

      (b) divert or attempt to divert Licensed Users or potential Licensed Users from buying CHB or participating in the Program; and

      (c) entice or induce or in any manner influence any person who is or shall be in the employ or service of Association to leave such employ or service for the purpose of engaging in a business that may be in competition with the Association's Program.

      Section 15.2 Judicial Determination. If a final judicial determination or administrative order is made that the terms of Section 15.1 hereof constitute an unreasonable or otherwise unenforceable restriction against Red Oak, Red Oak and Association agree that such provision shall be void only to the extent that such judicial determination or administrative order finds such provision to be unreasonable or otherwise unenforceable.


                         ARTICLE XVI
                        MISCELLANEOUS

      Section 16.1 Injunctive Relief. Red Oak acknowledges that the Trademark, Program, Program Information, and all other information pertaining to CHB comprises valuable property of Association and that any unauthorized use or disclosure of the same would cause irreparable injury to Association that would not be fully compensable in monetary damages. Accordingly, the provisions of this Agreement may be enforced by specific or injunctive relief in a court of competent jurisdiction without the necessity of posting bond or proving special damages or lack of an adequate remedy at law.

       Section 16.2 Entire Agreement. This Agreement, including the Schedules and Exhibit hereto, represents the entire Agreement between the parties on the subject matter hereof and supersedes all prior discussions, agreements, and understandings of every kind and nature between them. There are no conditions to this Agreement not expressed herein. No modification of this Agreement shall be effective unless in writing and signed by both parties.

       Section 16.3 Assignment. This Agreement may be assigned, in whole or in part, voluntarily or by operation of law, or otherwise transferred by either party only with the written consent of the other, which consent will not be unreasonably withheld.

      Section 16.4 Waiver. The failure of either party to require performance by the other party of any provision hereof, or to enforce any remedies it may have against the other party, shall in no way affect the right thereafter to enforce this Agreement and require full performance by the other party. The waiver by either party of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of that provision or any other provision.

     Section 16.5 Independent Contractor. The parties agree that Red Oak and Association are independent contractors. Under no circumstances shall either party hold itself out as or be considered an agent, employee, partner, or representative of the other or otherwise attempt to bind the other.
      Section 16.6 Headings. Any headings used herein are for convenience of reference only and are not part of this Agreement, nor shall they in any way affect the interpretation hereof.

       Section 16.7 Severability. Except as expressly provided herein, and except with respect to Red Oak's obligation to make payments of Fees to Association as provided herein, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable.

      Section 16.8 Governing Law. This Agreement shall be construed, enforced, and performed in accordance with the laws of the State of Missouri, without reference to the principles of conflicts of laws.

      Section  16.9  Counterparts.  This  Agreement  may  be
executed  in  counterparts,  each  of  which  shall  be   an
original, and all of which, taken together, shall constitute a single instrument.

       Section 16.10 Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) sent by registered or certified mail, postage prepaid, return receipt requested,
(b) hand delivered or sent by private courier or messenger service, or (c) sent by facsimile transmission with a confirmation copy as provided in (a) or (b) above, to the parties at their respective addresses or facsimile numbers set forth below, or such other address or facsimile number as either party shall notify the other in writing:

     If to Association:  American Hereford Association
                         1501 Wyandotte
                         Kansas City, MO 64108-1222
                         Facsimile No.: 816-842-6931
                         Attn:  H. H. Dickenson

     with a copy to:     Richard N. Nixon
                         Stinson, Mag & Fizzell, P.C.
                         1201 Walnut Street
                         P.O. Box 419251
                         Kansas City, MO 64141-6251
                         Facsimile No.: 816-691-3495

     If to Red Oak: Red Oak Farms, Inc.

                                         _________________
                                         _________________
                                         _________________
                                         Attn:____________


            with a copy to:              _________________
                                         _________________
                                         _________________

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      Section 16.11 Force Majeure.  Each party shall, either
wholly   or   partially,  be  relieved  of  its  obligations
hereunder during any period of time when performance of this Agreement becomes commercially impossible for reasons beyond its control involving strike, war, riot, casualty, final governmental regulations or intervention and/or acts of God (each a "Force Majeure Event"). If Red Oak fails to meet a performance standard established pursuant to Section 13.1 or
13.2 hereof for a particular calendar year because of a Force Majeure Event, Red Oak shall, nonetheless, be deemed to have satisfied such performance standard if (i) Red Oak would have satisfied the performance standard by processing cattle as CHB during the period affected by the Force Majeure Event at the average rate at which it processed cattle as CHB during the portions of such calendar year not
affected   by   the  Force  Majeure  Event  and   (ii)   the
proportionate  decrease  in  the  rate  at  which  Red   Oak
processed cattle as CHB during the period affected by the Force Majeure Event as compared with such rate during the periods of such calendar year not affected by the Force Majeure Event is no greater than the proportionate decrease in the processing of Hereford beef by the cattle industry in the United States of America as a whole during the same period of time, as documented by either the USDA or the National Cattlemen's Association. Once performance becomes commercially possible the responsibilities and obligations of the parties shall resume again with full force and
effect.   In any situation in which either party  claims  an
excuse for nonperformance under this Section 16.1 1, it must give prompt telephonic notice, promptly confirmed by written notice, of the occurrence and estimated duration of the Force Majeure Event to the other party and shall give prompt written notice when the Force Majeure Event has been
remedied   or  has  ended  and  performance  can  recommence
hereunder.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.



                               AMERICAN HEREFORD ASSOCIATION


                              By:_________________________
                                 Name:  H. H. Dickenson
                                 Title: Executive Vice President

                               RED OAK FARMS, INC.

                              By:_________________________
                                 Name:
                                 Title:
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